EXHIBIT 23.1




            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

December  27,  2005

SpaceDev,  Inc.
Poway,  CA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 Amendment No. 1 of our report dated, February 10, 2005, relating to the consolidated financial statements of SpaceDev, Inc. and Subsidiary, which are contained in the Prospectus as well as the reference to us under the caption "Experts" in the Prospectus.


/s/  PKF
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Certified  Public  Accountants
A  Professional  Corporation
San  Diego,  CA